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                                                                   EXHIBIT 10(e)




                          LOCKHEED MARTIN CORPORATION

                      DIRECTORS DEFERRED COMPENSATION PLAN
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                          LOCKHEED MARTIN CORPORATION
                      DIRECTORS DEFERRED COMPENSATION PLAN

                                 MARCH 15, 1995
                          AS AMENDED DECEMBER 7, 1995
                           AS AMENDED APRIL 24, 1996
                          AS AMENDED FEBRUARY 27, 1997

                                   ARTICLE I

                                    PURPOSE


  The purpose of this Plan is to give each non-employee Director of Lockheed Martin Corporation the opportunity to be compensated for his or her service as a Director on a deferred basis. The Plan is also intended to establish a method of paying Director's compensation which will aid the Corporation in attracting and retaining as members of the Board persons whose abilities, experience and judgment can contribute to the success of the Corporation. In addition, by providing Directors with the option of accruing earnings based on the performance of Lockheed Martin Common Stock, the Plan is intended to more closely align the economic interests of Directors with the interests of stockholders generally.


                                   ARTICLE II

                                  DEFINITIONS


  Whenever the following terms are used in this Plan, they shall have the meaning specified below, unless the context clearly indicates to the contrary:

  Account means the bookkeeping account maintained by the Corporation on behalf of a participating Director which is credited with the Director's Deferred Compensation, including investment earnings credited under Section 4.2.

  Beneficiary shall have the meaning specified in Section 7.2(b).

  Board of Directors or Board means the Board of Directors of the Corporation.
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  Committee means the Committee appointed to administer this Plan, as provided in Section 6.1 hereof.

  Corporation means Lockheed Martin Corporation, a Maryland corporation and its successors.

  Deferred Compensation means Director's Fees deferred pursuant to this Plan and investment earnings credited thereto under Section 4.2.

  Election Form means the form by which a Director elects to participate in this Plan.

  Director means a member of the Board of Directors of the Corporation who is eligible to receive compensation in the form of Director's Fees and who is not an officer or employee of the Corporation or any of its subsidiaries.

  Director's Fees means the fees payable to a Director for services as a Director and for services on any Committee of the Board, including the amount of any retainer paid to a non-employee for services as Chairman of the Board, but excluding any amounts credited or stock distributed to a Director under the Lockheed Martin Corporation Directors Deferred Stock Plan.


  Effective Date means the effective date referred to in Section 7.8.

  Plan means the Lockheed Martin Corporation Directors Deferred Compensation
Plan.


                                  ARTICLE III

                                 PARTICIPATION


  3.1 Timing of Deferral Elections. In order to defer Director's fees earned in any calendar year, a Director must make a deferral election by executing and filing an Election Form before the commencement of that calendar year or, in the case of a new Director, before the commencement of the Director's term of office in that calendar year. The deferral election shall
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specify the manner in which earnings (or losses) on the deferred amount shall accrue in accordance with Section 4.2 below. To the extent that a Director elects that any portion of a deferred amount shall accrue earnings based on the Lockheed Martin Common Stock Investment Option, such an election shall be given effect only if (i) the election is irrevocably made at least six (6) months prior to the effective date of the allocation or (ii) the crediting of the deferred amount to the Lockheed Martin Common Stock Investment Option has been approved by the Board of Directors (or a committee thereof that is comprised of persons specified in Section 6.1). To the extent that a Director makes an election to have Deferred Compensation credited to the Lockheed Martin Common Stock Investment Option which is not in compliance with (i) or (ii) above, the amount elected to be deferred into the Lockheed Martin Common Stock Investment Option shall initially be allocated to the Interest Option until such time as the allocation to the Lockheed Martin Common Stock Investment Option would be in compliance with (i) or (ii) above, at which time the deferred amount shall automatically be reallocated.

  3.2 Terms of Deferral Elections. A Director's deferral election for a calendar year shall specify the percentage (which may equal 100%) of the Director's Fees to be earned by the Director for that year which are to be deferred under this Plan. A Director's deferral election shall remain in effect for each subsequent calendar year, unless the Director duly files a revised Election Form or written revocation of the election before the beginning of the subsequent calendar year. A Director's deferral election shall be irrevocable during any calendar year in which it is in effect.


                                   ARTICLE IV

                             CREDITING OF ACCOUNTS


  4.1 Crediting of Director's Fees. Director's Fees that a Director has elected to defer shall be credited to the Director's Account as of the first day of the month in which the Director's Fees would have been payable to the Director if no deferral election had been made under this Plan. The elected deferral percentage shall apply to all Director's Fees earned by the Director during a calendar year.
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  4.2  Crediting of Investment Earnings.  Subject to the provisions of Section
3.1 above, as of the last day of each month, a Director's Account shall be credited to reflect investment earnings (or loss) for the month, based on the Director's investment selections under this Section 4.2. A Director may elect to have his or her Account credited with investment earnings (or losses) for each month as if the Director's Account balance had been invested in the following:

  (a) Interest Option. Interest at a rate equal to one twelfth (1/12) of the annual prime rate as set by Citibank, N.A., New York, New York, on the last day of the preceding month.

  (b) S&P 500 Option. A return (or loss) equal to that of the published index for the Standard & Poors 500 (with dividends) for the month will accrue.

  (c) Lockheed Martin Common Stock Investment Option. Earnings (or losses) shall be credited as if such amount had been invested in Lockheed Martin Common Stock at the published closing price of the Corporation's Common Stock on the New York Stock Exchange on the last trading day preceding the day as to which such amount is deferred (or reallocated) into the Lockheed Martin Common Stock Investment Option; this portion of a Director's Account shall reflect any subsequent appreciation or depreciation in the market value of Lockheed Martin Common Stock based on the published closing price of the stock on the New York Stock Exchange on the last trading day of each month and shall reflect dividends on the stock as if such dividends were reinvested in shares of Lockheed Martin Common Stock.

  (d) A combination of (a), (b) and (c).

A Director's initial investment selections must be made by the date that the Director's initial deferral election takes effect. A Director may change his or her investment selections with respect to all amounts credited to the Director's Account, including amounts deferred in prior periods, provided that any such change that would result in an increase or decrease in the portion of the Director's Account allocated to the Lockheed Martin Common Stock Investment Option shall only be effective if it is made pursuant to an irrevocable written election made at
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least six months following the date of the Director's most recent "opposite way"
election with respect to either the Plan or any other plan maintained by Lockheed Martin that provides for Discretionary Transactions (as defined in Rule 16b-3). Subject to the foregoing, a change of investment selections must be made by filing a revised Election Form in advance of the month in which the change is to take effect.

  4.3 Account Balance as Measure of Deferred Compensation. The Deferred Compensation payable to a Director (or the Director's Beneficiary) shall be measured by, and shall in no event exceed, the sum of the amounts credited to the Director's Account.


                                   ARTICLE V

                        PAYMENT OF DEFERRED COMPENSATION


  5.1  Manner of Distribution.

  (a) Lump sum payments. Subject to the provisions of Section 5.6, a Director's Deferred Compensation shall be paid as a lump sum cash payment equal to the balance credited to the Director's Account on the December 31 that is coincident with or next follows the date of the termination of the Director's status as a Director, unless the Director has elected to receive installment payments in accordance with Section 5.1(b).

  (b) Installment payments. A Director may elect to have the Director's Deferred Compensation distributed in annual installments over a maximum period of ten (10) years. The amount of each annual installment shall be determined by dividing the Director's Account balance (or the portion of the Account balance to which the installment election applies) on the December 31 preceding the payment date by the number of years remaining in the elected installment period. A Director's election to receive installment payments with respect to Director's fees deferred in any calendar year must be made on an Election Form duly filed no later than the latest date on which a deferral election may be made for that calendar year under Section 4.1. A Director's installment election shall remain in effect with respect to Director's fees deferred in each subsequent calendar year, unless the Director duly files a revised Election Form before the
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beginning of the subsequent calendar year.  An installment election shall be irrevocable with respect to Director's fees deferred (and allocable investment earnings) in any calendar year for which the installment election is in effect.

  (c) Deferral For Directors Fees Earned in 1996. A Director may elect to have the Director's Deferred Compensation earned during the 1996 calendar year credited and paid as a lump sum under (a) or annual installments under (b) except that payment (or installments, as the case may be) will be made (or commence) on January 1, 1998, or as soon as practicable thereafter regardless of whether the Director has terminated service as a Director.

  5.2 Commencement of Payments. Subject to the provisions of Section 5.6 and except as provided in Sections 5.1(c) and 5.4, the payment of Deferred Compensation to a Director shall be made or commence in January of the first calendar year following the year in which the Director ceases to be a Director, whether due to resignation, retirement, disability, death, or otherwise. Installment payments shall continue to be made in January of each succeeding year until all installments have been paid.

  5.3 Death Benefits. Subject to the provisions of Section 5.6, in the event that a Director dies before payment of the Director's Deferred Compensation has commenced or been completed, the balance of the Director's Account shall be distributed to the Director's Beneficiary commencing in the January following the date of the Director's death in accordance with the manner of distribution (lump sum or annual installments) elected by the Director for payments during the Director's lifetime. However, upon good cause shown by a Beneficiary or personal representative of the Director, the Committee, in its sole discretion, may reject a Director's installment election and instead cause the Director's death benefits to be paid in a lump sum.

  5.4 Emergency Withdrawals. In the event of an unforeseeable emergency prior to the commencement of distributions or after the commencement of installment payments, the Committee may approve a distribution to a Director (or Beneficiary after the death of a Director) of the part of the Director's Account balance that is reasonably needed to satisfy the emergency need. An Emergency withdrawal will be approved
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only in a circumstance of severe financial hardship to the Director (or
Beneficiary after the death of the Director) resulting from a sudden and unexpected illness or accident of the Director (or Beneficiary, as applicable) or of a dependent of the Director (or Beneficiary, as applicable), loss of property due to casualty, or other similar extraordinary or unforeseeable circumstance arising from events beyond the control of the Director (or Beneficiary, as applicable). The investment earnings credited to the Director's Account shall be determined as if the withdrawal had been debited from the Director's Account on the first day of the month in which the withdrawal occurs.

  5.5 Status of Certain Directors. For purposes of Section 5.2, a retired Director who continues to advise the Board of Directors under an Advisory Services Agreement shall be treated as an active Director for the period that he or she continues to serve under such agreement, if the Director so elects on or before April 25, 1996. An election under this Section 5.5 shall not otherwise alter the Director's rights under this plan. Once made, an election under this
Section 5.5 shall be irrevocable.

  5.6 Corporation's Right to Withhold. There shall be deducted from all payments under this Plan the amount of taxes, if any, required to be withheld under applicable federal or state tax laws. The Directors and their Beneficiaries will be liable for payment of any and all income or other taxes imposed on Deferred Compensation payable under this Plan.

  5.7 Section 16 Limitations on Distributions. Notwithstanding anything contained herein to the contrary, no distribution of any portion of a Director's Account credited to the Lockheed Martin Common Stock Investment Option shall be made unless (I) the Board of Directors or Committee has approved the distribution or (ii) at least six months have passed from the date the Director's service on the Board has terminated.


                                   ARTICLE VI

                   ADMINISTRATION, AMENDMENT AND TERMINATION


  6.1 Administration by Committee. This Plan shall be administered by a Committee consisting of exclusively "non-employee directors" as that term is defined in Rule 16b-3
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("Rule 16b-3") promulgated by the Securities and Exchange Commission under
Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"). The Committee shall act by vote of a majority or by unanimous written consent of its members. The Committee's resolution of any question regarding the interpretation of this Plan shall be subject to review by the Board, and the Board's determination shall be final and binding on all parties.

  6.2 Amendment and Termination. This Plan may be amended, modified, or terminated by the Board at any time, except that no such action shall (without the consent of affected Directors or, if appropriate, their Beneficiaries or personal representatives) adversely affect the rights of Directors or Beneficiaries with respect to compensation earned and deferred under this Plan prior to the date of such amendment, modification, or termination.


                                  ARTICLE VII

                                 MISCELLANEOUS


  7.1 Limitation on Directors' Rights. Participation in this Plan shall not give any Director the right to continue to serve as a member of the Board or any rights or interests other than as herein provided. No Director shall have any right to any payment or benefit hereunder except to the extent provided in this Plan. This Plan shall create only a contractual obligation on the part of the Corporation as to such amounts and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. Directors shall have only the rights of general unsecured creditors of the Corporation with respect to amounts credited to or payable from their Accounts.

  7.2  Beneficiaries.

  (a) Beneficiary Designation. Subject to applicable laws (including any applicable community property and probate laws), each Director may designate in writing the Beneficiary that the Director chooses to receive any payments that become payable after the Director's death, as provided in Section 5.3. A Director's Beneficiary designation shall be made on forms provided and in accordance with procedures established by the
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Corporation and may be changed by the Director at any time before the Director's death.

  (b) Definition of Beneficiary. A Director's "Beneficiary" or "Beneficiaries" shall be the person or persons, including a trust or trusts, validly designated by the Director or, in the absence of a valid designation, entitled by will or the laws of descent and distribution to receive the amounts otherwise payable to the Director under this Plan in the event of the Director's death.

  7.3 Rights Not Assignable; Obligations Binding Upon Successors. A Director's rights under this Plan shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Plan, or any interest thereon, other than pursuant to
Section 7.2, shall not be permitted or recognized. Obligations of the Corporation under this Plan shall be binding upon successors of the Corporation.

  7.4 Governing Law; Severability. The validity of this Plan or any of its provisions shall be construed, administered, and governed in all respects under and by the laws of the State of Maryland. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

  7.5 Annual Statements. The Corporation shall prepare and send a statement to the Director (or to the Director's Beneficiary after the Director's death) showing the balance credited to the Director's Account as of December 31 of each year for which an Account is maintained with respect to the Director.

  7.6 Headings Not Part of Plan. Headings and subheadings in this Plan are inserted for reference only and are not to be considered in the construction of this Plan.

  7.7 Consent to Plan Terms. By electing to participate in this Plan, a Director shall be deemed conclusively to have accepted and consented to all of the terms of this Plan and to all actions and decisions of the Corporation, Board, or Committee with regard to the Plan. Such terms and consent shall also apply
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to and be binding upon each Director's Beneficiary or Beneficiaries, personal representatives, and other successors in interest.

  7.8  Effective Date.  This Plan shall became effective on March 15, 1995.

  7.9 Plan Construction. It is the intent of the Corporation that this Plan satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 so that Directors will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. Any contrary interpretation shall be avoided.